                                                                    Exhibit 99ab

                         UNITED STATES BANKRUPTCY COURT
               FOR THE [___________] DISTRICT OF [_____________]

In re:                              )    Chapter 11
                                    )
ZENITH ELECTRONICS CORPORATION      )    Case No. 99-___(___)
                                    )
          Debtor.                   )

                  MASTER BALLOT FOR ACCEPTING OR REJECTING THE
                    PREPACKAGED PLAN OF REORGANIZATION DATED
       _________________________, 1999 OF ZENITH ELECTRONICS CORPORATION

                  Class 5 - Old Subordinated Debenture Claims
          (Holders of 6-1/4% Convertible Subordinated Notes due 2011)

This Master Ballot may not be used for any purpose other than for casting votes to accept or reject the Prepackaged Plan (as defined herein). All capitalized terms used in the Master Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Prepackaged Plan of Reorganization dated ______________, 1999 of Zenith Electronics Corporation (the "Prepackaged Plan").

This Master Ballot is being sent to brokers, proxy intermediaries, and other nominees of Beneficial Holders (as defined herein) and is to be used by brokers, proxy intermediaries or other nominees for casting votes to accept or reject the Prepackaged Plan on behalf of and in accordance with the Ballots cast by the Beneficial Holders holding Class 5 Claims through such brokers, proxy intermediaries, or other nominees.

The Prepackaged Plan referred to in this Master Ballot can be confirmed by the Bankruptcy Court and thereby made binding on all holders of Claims if it is accepted by the holders of two-thirds in amount and more than one-half in number of Claims in each impaired debt class voting on the Prepackaged Plan. To have the votes of your Beneficial Holders count, you must complete and return this Master Ballot.

                      PLEASE READ AND FOLLOW THE ENCLOSED
          VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE BALLOT.
________________________________________________________________________________

      THIS BALLOT IS ACCOMPANIED BY A RETURN ENVELOPE THAT IS ADDRESSED TO
             GEORGESON & COMPANY, INC. (THE "SOLICITATION AGENT").
      THIS BALLOT MUST BE RECEIVED BY THE SOLICITATION AGENT BY 5:00 P.M.,
      NEW YORK CITY TIME, ________________, 1999 (THE "EXPIRATION DATE"),
    UNLESS THE COMPANY, IN ITS SOLE DISCRETION, EXTENDS OR WAIVES THE PERIOD
      DURING WHICH BALLOTS WILL BE ACCEPTED BY THE COMPANY, IN WHICH CASE
   THE TERM "EXPIRATION DATE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME
                AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED.
________________________________________________________________________________


Item 1. Amount and Type of Claim.

The undersigned is the record holder of _________ Class 5 Claims in the aggregate outstanding amount of $__________, for which voting instructions have been received from holders of the beneficial interests of such Claims (the "Beneficial Holders") as listed in Item 3 below.

Item 2. Class 5 Vote.

As instructed by the Beneficial Holders of the aggregate number of Class 5 Claims as set forth in Item 1 above, the undersigned transmits the following votes of such Beneficial Holders in respect of their Class 5 Claims.

To Accept (vote FOR) the Prepackaged Plan:

__________________________________     ______________________________
Aggregate number of Class 5 Claims     Aggregate Amount of Old
                                       Subordinated Debentures Claims


To Reject (vote AGAINST) the Prepackaged Plan:

__________________________________     ______________________________
Aggregate number of Class 5 Claims     Aggregate Amount of Old
                                       Subordinated Debentures Claims


Item 3. Class 5 Vote - Number of Holders of Class 5 Claims

The following Beneficial Holders of Class 5 Claims, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting votes (indicate the aggregate amount for each respective account under the appropriate column, please use additional sheets of paper if necessary):

------------------------------------------------------------------------------------------
                                            Insert Amount of Claims Voted
------------------------------------------------------------------------------------------
Customer Account No.        Accept the Prepackaged Plan        Reject the Prepackaged Plan
and/or Customer Name                (VOTE FOR)                        (VOTE AGAINST)
------------------------------------------------------------------------------------------
 1.
------------------------------------------------------------------------------------------
 2.
------------------------------------------------------------------------------------------
 3.
------------------------------------------------------------------------------------------
 4.
------------------------------------------------------------------------------------------
 5.
------------------------------------------------------------------------------------------
 6.
------------------------------------------------------------------------------------------
 7.
------------------------------------------------------------------------------------------


Item 4.  Certification

By signing this Ballot, the undersigned certifies:

     (i) that (a) it has received a copy of the Disclosure Statement, Ballot and other Solicitation Materials and has delivered the same to the Beneficial Holders listed thereon, (b) it has received a completed and signed Ballot from each such Beneficial Holder, (c) it is the registered holder of the securities being voted, (d) it has been authorized by each such Beneficial Holder to vote on the Prepackaged Plan, and (e) the Beneficial Holder has certified to such nominee that such Beneficial Holder has not submitted any other Ballots for such Class of Claims held in other accounts or other registered names, or, if it has submitted another Ballot held in other accounts or registered names, that the Beneficial Holder has certified to such nominee that such Beneficial Holder has cast the same vote for such Class of Claims, and such nominee will disclose such other accounts or registered holders and such other Ballots;

     (ii) that it be treated as the Beneficial Holder of the Claims for purposes of voting on the Prepackaged Plan, unless otherwise authorized by the Bankruptcy Court;

    (iii) that it has properly disclosed (a) the number of such Beneficial Holders, (b) the respective amounts and issues of the Old Subordinated Debentures owned, as the case may be, by each such Beneficial Holder, (c) each Beneficial Holder's respective vote concerning the Prepackaged Plan, (d) the customer account or other identification number for each such Beneficial Holder; and

     (iv) that it will maintain Ballots returned by Beneficial Holders (whether properly completed or defective) for disclosure to the Bankruptcy Court or Company if so ordered.

Item 5.   Preservation of Rights

The following beneficial holders of Class 5 Claims have elected, by checking the box in Item 5 of their Ballot, to preserve their rights against the Investor Releasees, the D&O Releasees and the Debenture Releasees and to not consent to the permanent injunction precluding claims by them against the Investor Releasees, the D&O Releasees and the Debenture Releasees as described in Clause C of Article X of the Prepackaged Plan.

---------------------------------------------------------------
                               Insert Amount of Claims Voted
---------------------------------------------------------------
      Customer Account No.      (Elected to Preserve Rights)
      and/or Customer Name
---------------------------------------------------------------
1.
---------------------------------------------------------------
2.
---------------------------------------------------------------
3.
---------------------------------------------------------------
4.
---------------------------------------------------------------
5.
---------------------------------------------------------------
6.
---------------------------------------------------------------
7.
---------------------------------------------------------------

IT IS A CONDITION TO CONSUMMATION OF THE PREPACKAGED PLAN THAT NOT MORE THAN 5% OF THE HOLDERS OF CLASS 5 CLAIMS CHECK THE BOX IN ITEM 5 OF THE BALLOT. IF MORE THAN 5% OF THE HOLDERS OF CLASS 5 CLAIMS CHECK THE BOX IN ITEM 5, YOU MAY NOT RECEIVE THE DISTRIBUTIONS PROVIDED IN THE PREPACKAGED PLAN.

Dated:
      ---------------
                         Name of Voter:
                                       -----------------------------------
                                    (Print or Type)

                         Social Security or Tax I.D. No.
                                                        ------------------

                         Signature
                                  ----------------------------------------

                         By
                           -----------------------------------------------
                                    (If Appropriate)

                         Title:
                               -------------------------------------------
                                    (If Appropriate)

                         Street Address
                                       -----------------------------------

                         City, State and Zip Code
                                                 -------------------------

                    THIS MASTER BALLOT MUST BE RECEIVED BY:
         BALLOT TABULATION CENTER-ZENITH ELECTRONICS CORPORATION GROUP

                              c/o
                                 ----------------
                                 ----------------
                                 ----------------
                            Attn:
                                 ----------------

                        BY 5:00 P.M. NEW YORK CITY TIME
     ON OR BEFORE ______________, 1999, OR THESE VOTES WILL NOT BE COUNTED

                              VOTING INSTRUCTIONS


     The Company is soliciting the votes of holders of Class 5 Claims with respect to the Prepackaged Plan of Reorganization dated _____________, 1999 of Zenith Electronics Corporation (the "Prepackaged Plan") referred to in the Disclosure Statement (a copy of which is attached hereto). All capitalized terms used in the Master Ballot or in these instructions but not otherwise defined herein shall have the meaning ascribed to such terms in the Prepackaged Plan.

     The Prepackaged Plan can be confirmed by the Bankruptcy Court, and therefore made binding on all holders, if it is accepted by the holders of two-thirds in amount and more than one-half in number of debt claims in each impaired debt class voting on the Prepackaged Plan. To have the Ballots of your Beneficial Holders count, you must complete and return this Master Ballot.

     You should deliver the Ballot and other documents relating to the Prepackaged Plan, including the Disclosure Statement (collectively, the "Solicitation Materials"), to each Beneficial Holder of Class 5 Claims and take any action required to enable each such Beneficial Holder to vote the Class 5 Claims held by such Beneficial Holder. With regard to any Ballots returned to you, to have the vote of your Beneficial Holder count, you must not later than 5:00 p.m. New York City Time on _____________, 1999, subject to extension in the sole discretion of the Company (the "Expiration Date"), (a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot, (b) execute the Master Ballot and (c) deliver such Master Ballot to Georgeson & Company, Inc. __________________________ (the "Solicitation Agent") Attention: ____________. Please keep any records of the Ballots received from Beneficial Holders until ___________, 2000 (or such other
date as is set by subsequent Bankruptcy Court order).   You may be ordered to
produce the Ballots to the Company or Bankruptcy Court.

     The Master Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Prepackaged Plan, and to determine the alleged amount of a Beneficial Holder's Claim. Accordingly, Holders of Class 5 Claims should not surrender instruments or certificates representing or evidencing their Class 5 Claims, and neither the Company nor the Solicitation Agent will accept delivery of such instruments or certificates surrendered together with a Ballot. The remittance of your instruments or other evidence of your claims for exchange pursuant to the Prepackaged Plan may only be made by you, and will only be accepted if instruments or certificates representing your Class 5 Claims (in proper form for transfer) are delivered together with a letter of transmittal that will be furnished to you as provided under the Prepackaged Plan or as notified following Confirmation of the Prepackaged Plan by the Bankruptcy Court.

     To properly complete the Master Ballot take the following steps:

               (a) Provide appropriate information for each of the items on the Master Ballot (Please note that Item 3 requests information for each individual Beneficial Holder for whom you hold Class 5 Claims in your name. To identify such Beneficial Holders, please use the customer name and account number assigned by you to each such Beneficial Holder).

               (b) Identify (i) the vote to accept or reject the Prepackaged Plan and (ii) the votes not to consent to Clause C of Article X of the Prepackaged Plan, in Items 2 and 5 respectively for the Class 5 Claims held by you as the registered holder on behalf of the Beneficial Holders. The Company is aware that certain security holders have asserted or may assert that claims exist against one or more of the Investor Releasees and/or the LGE-related D&O Releasees relating to the relationship of the Investor Releasees and/or the LGE-related D&O Releasees to the Company and the development of the proposed Restructuring. Such claims include or might include alleged breach of fiduciary duties, violation of securities laws, or other conduct allegedly inconsistent with applicable law. To the extent any such claims exist, and to the extent that such claims are held by the Company or by holders of any Claim that has accepted the Prepackaged Plan, whose Claim is part of a Class that has accepted (or is deemed to accept) the Prepackaged Plan, or that is entitled to receive a distribution of property under the Prepackaged Plan, other than a holder of Old Subordinated Debentures that has marked this Ballot so as not to consent to the releases in favor of the D&O Releasees, Investor Releasees and Debenture Releasees, such claims will be released by the terms of the Prepackaged Plan. Moreover, all of the D&O Releasees and Investor Releasees, including the LGE-related D&O Releasees, would receive the benefits of the exculpation provisions of the Prepackaged Plan, which might impair certain causes of action not affected by the releases in the Prepackaged Plan.

               (c) Sign and date your Master Ballot.

               (d) If you are completing this Master Ballot on behalf of another entity, state your title with such entity.

               (e) Provide your name and mailing address if different from the preprinted address on the Master Ballot or if no preprinted address appears on the Master Ballot.

               (f) Deliver the Master Ballot to the Solicitation Agent.

          If you are both the registered holder and Beneficial Holder of any of the Class 5 Claims and you wish to vote such Class 5 Claims, you should return a Ballot for the Claims for which you are a Beneficial Holder and a Master Ballot for the Claims for which you are a registered holder.

     The method of delivery of a Master Ballot to the Solicitation Agent is at the election and risk of each entity. Except as otherwise provided herein, such delivery will be deemed made only when the original executed Master Ballot is actually received by the Solicitation Agent. Instead of effecting delivery by mail, it is recommended, though not required, that such entities use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of a Master Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Master Ballot should be sent to the Company, any indenture trustee, or the Company's financial or legal advisors.

     No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Prepackaged Plan.


                IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT
                           OR THE VOTING PROCEDURES,
              PLEASE CALL THE SOLICITATION AGENT AT _____________.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE SOLICITATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PREPACKAGED PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.